Exhibit 4(a) 13

                         AMENDMENT NO. 1

                  dated as of October 22, 1996

                               to

                        CREDIT AGREEMENT

                 dated as of September 13, 1996


          THIS AMENDMENT NO. 1 (this "Amendment"), dated as of October 22, 1996, among ENTERGY CORPORATION, a Delaware corporation ("Entergy"), ENTERGY TECHNOLOGY HOLDING COMPANY, a Delaware corporation, THE BANK OF NEW YORK ("BNY"), as Agent and as the sole Lender under the Credit Agreement hereinafter referred to, and the other financial institutions listed on the signature pages hereof (the "New Lenders") (with capitalized terms used but not otherwise defined herein having the meaning ascribed thereto in the Credit Agreement hereinafter referred
to),

                      W I T N E S S E T H:


          WHEREAS, Entergy, ETHC, BNY and the Agent have entered into a Credit Agreement dated as of September 13, 1996 (the
"Credit Agreement"); and

          WHEREAS, the Borrowers have requested, and BNY, the New
Lenders and the Agent have agreed to, the amendments to the Credit Agreement more fully set forth in this Amendment; and

          WHEREAS, such amendment shall be of benefit, either directly or indirectly, to the Borrowers,

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers, BNY, the New Lenders and the Agent agree as follows:

          1. Amendments. Upon and after the Effective Date (as defined in Section 3 below), the Credit Agreement shall be amended as follows:

               a. Section 1.01 shall be amended by amending the definitions of "Banks", "Commitment" and "Lenders" contained therein to read in their entirety as follows:

                         " 'Banks' means the banks or other
          financial institutions listed on the signature pages hereof or on the signature pages of Amendment No. 1."

                         " 'Commitment' means, with respect to
          any Lender, the amount set forth opposite such Lender's name on the signature pages of Amendment No. 1 or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(c), or, if such Lender has become a Lender in connection with an increase of Commitments pursuant to Section 2.05(b), set forth in the amendment to this Agreement required by Section 2.05(b) in connection with such increase, in each case as such amount may be reduced or increased pursuant to Section 2.05."

                         " 'Lenders' means the Banks and each
          Person that shall become a party hereto pursuant to
          Section 9.07."

               b. Section 1.01 shall be further amended by inserting therein in appropriate alphabetical order definitions of "Agreement" and "Amendment No. 1" to read in their entirety as follows:

                         " 'Agreement' means this Agreement,
          including all schedules and exhibits hereto, as amended or supplemented from time to time."

                         " 'Amendment No. 1' means Amendment No.
          1 to this Agreement dated as of October 22, 1996."

               c. Section 2.01 shall be amended by deleting the words from and including "the amount set" in the fifth line thereof through and including "(such Lender's "Commitment")" in the eighth line thereof and inserting in lieu thereof the words "such Lender's Commitment".

               d. Section 5.01(c) shall be amended by deleting the words "each of ETHC and its respective subsidiaries" beginning in the second line thereof and inserting in lieu thereof the word "ETHC". BNY and the New Lenders hereby waive any default by the Borrowers existing on the Effective Date under Section 5.01(c) as in effect before giving effect to this Amendment which would not be a default under Section 5.01(c) as amended by this Amendment.

               e. Schedule I to the Credit Agreement shall be amended to read in its entirety as set forth in Schedule I hereto.

          2. Representations and Warranties. In order to induce BNY and the New Lenders to enter into this Agreement, Entergy hereby represents and warrants that each of the representations and warranties set forth in Article IV of the Credit Agreement are true and correct as though such representations and warranties were made at and as of the Effective Date (as defined in Section
3 below) except to the extent that any such representations or warranties are made as of a specified date or with respect to a specified period of time, in which case such representations and warranties shall be made as of such specified date or with respect to such specified period. Each of the representations and warranties made under the Credit Agreement (including those made herein) shall survive to the extent provided therein and not be waived by the execution and delivery of this Amendment.

          3. Effective Date. The amendments to the Credit Agreement provided for in this Amendment shall become effective as of the date first referenced above on the date on which all of the following conditions precedent shall have been satisfied (the
"Effective Date"):

               a. The Agent shall have received this Amendment, executed by the Borrowers, BNY, the New Lenders and the Agent.

               b. Entergy shall have paid all expenses due and payable under Section 4 of this Amendment.

          4. Payment of Expenses. Entergy hereby agrees to pay all reasonable costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment and any other documents or instruments which may be delivered in connection herewith, whether before or after the Effective Date, including, without limitation, the reasonable fees and out-of-pocket expenses of Winthrop, Stimson, Putnam & Roberts.

          5. Counterparts. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

          6. Ratification. The Credit Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified.

          7. Governing Law. This Amendment and the rights and duties of the parties hereunder shall, pursuant to New York
General Obligations Law Section 5-1401, be governed by the law of the State of New York.

          8. Reference to Agreement. From and after the Effective Date, each reference in the Credit Agreement to "this Agreement", "hereof", "hereunder" or words of like import, and all references to the Credit Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Credit Agreement as modified and amended by this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              ENTERGY CORPORATION


                              By:
                                  Name:
                                  Title:



                              ENTERGY TECHNOLOGY HOLDING COMPANY


                              By:
                                  Name:
                                  Title:



                              THE BANK OF NEW YORK, as Agent


                              By: ______________________________
                                       Name:
                                       Title:


Commitment

$15,000,000                   THE BANK OF NEW YORK


                              By: ______________________________
                                       Name:
                                       Title:



$12,500,000                   BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION


                              By: ______________________________
                                       Name:
                                       Title:



$12,500,000                   THE BANK OF NOVA SCOTIA


                              By: ______________________________
                                       Name:
                                       Title:


$12,500,000                   BANQUE NATIONALE DE PARIS


                              By: ______________________________
                                       Name:
                                       Title:


$12,500,000                   THE FIRST NATIONAL BANK OF CHICAGO


                              By: ______________________________
                                       Name:
                                       Title:


$12,500,000                   THE FUJI BANK, LIMITED


                              By: ______________________________
                                       Name:
                                       Title:


$12,500,000                   SOCIETE GENERALE


                              By: ______________________________
                                       Name:
                                       Title:


$10,000,000                   THE CANADIAN IMPERIAL BANK OF
                                COMMERCE


                              By: ______________________________
                                       Name:
                                       Title:

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                                                          SCHEDULE I


                 LIST OF APPLICABLE LENDING OFFICES


               Domestic                 Eurodollar
Name of Bank   Lending Office           Lending Office            CD Lending Office
The Bank of    One Wall Street          One Wall Street           One Wall Street
New York       New York, NY 10286       New York, NY 10286        New York, NY 10286
               Attn: Kaly Bose          Attn: Kaly Bose           Attn: Kaly Bose
               Telephone: 212-635-4693  Telephone: 212-635-4693   Telephone: 212-635-4693
               Fax: 212-635-6365        Fax: 212-635-6365         Fax: 212-635-6365

Bank of        333 S. Beaudry Ave.      333 S. Beaudry Ave.       333 S. Beaudry Ave.
America NT &   19th Floor               19th Floor                19th Floor
SA             Los Angeles, CA 90017    Los Angeles, CA 90017     Los Angeles, CA 90017
               Attn: Laurie Ostrom      Attn: Laurie Ostrom       Attn: Laurie Ostrom
               Telephone: 213-345-6345  Telephone: 213-345-6345   Telephone: 213-345-6345
               Fax: 213-345-6550        Fax: 213-345-6550         Fax: 213-345-6550

The Bank of    Atlanta Agency           Atlanta Agency            Atlanta Agency
Nova Scotia    600 Peachtree St N.E.    600 Peachtree St N.E.     600 Peachtree St N.E.
               Suite 2700               Suite 2700                Suite 2700
               Atlanta, GA 30308        Atlanta, GA 30308         Atlanta, GA 30308
               Attn: F.C.H. Ashby       Attn: F.C.H. Ashby        Attn: F.C.H. Ashby
               Telephone: 404-877-1500  Telephone: 404-877-1500   Telephone: 404-877-1500
               Fax: 404-888-8998        Fax: 404-888-8998         Fax: 404-888-8998

Banque         333 Clay Street          333 Clay Street           333 Clay Street
Nationale de   Suite 3400               Suite 3400                Suite 3400
Paris,         Houston, TX 77002        Houston, TX 77002         Houston, TX 77002
Houston        Attn: Donna Rose         Attn: Donna Rose          Attn: Donna Rose
               Telephone: 713-951-1240  Telephone: 713-951-1240   Telephone: 713-951-1240
               Fax: 713-659-1414        Fax: 713-659-1414         Fax: 713-659-1414

The First      One First                One First                 One First
of Chicago     National Plaza           National Plaza            National Plaza
               Chicago, IL 60670        Chicago, IL 60670         Chicago, IL  60670
               Attn: Lynn Pozsgay       Attn: Lynn Pozsgay        Attn: Lynn Pozsgay
               Telephone: 312-732-8705  Telephone: 312-732-8705   Telephone: 312-732-8705
               Fax: 312-732-4840        Fax: 312-732-4840         Fax: 312-732-4840

The Fuji Bank  1221 McKinney Street     1221 McKinney Street      1221 McKinney Street
Ltd.           Suite 4100               Suite 4100                Suite 4100
               Houston, TX 77010        Houston, TX 77010         Houston, TX 77010
               Attn: Jenny Lin/         Attn: Jenny/Lin           Attn: Jenny/Lin
                 Frances Flores           Frances Flores            Frances Flores
               Telephone: 713-650-7845  Telephone: 713-650-7845   Telephone: 713-650-7845
                 or 713-650-7829          or 713-650-7829           or 713-650-7829
               Fax: 713-759-0048        Fax: 713-759-0048         Fax: 713-759-0048

Societe        Trammel Crow Center      Trammel Crow Center       Trammel Crow Center
Generale       2001 Ross Avenue         2001 Ross Avenue          2001 Ross Avenue
Southwest      Suite #4800              Suite #4800               Suite #4800
Agency         Dallas, TX 75201         Dallas, TX 75201          Dallas, TX 75201
               Attn: Tequlla English    Attn: Tequlla English     Attn: Tequlla English
               Telephone: 214-979-2767  Telephone: 214-979-2767   Telephone: 214-979-2767
               Fax: 214-754-0171        Fax: 214-754-0171         Fax: 214-754-0171

CIBC Inc.      2727 Paces Ferry Road    2727 Paces Ferry Road     2727 Paces Ferry Road
               Suite 1200               Suite 1200                Suite 1200
               Atlanta, GA 30339        Atlanta, GA 30339         Atlanta, GA 30339
               Attn: Debra Quintero     Attn: Debra Quintero      Attn: Debra Quintero
               Telephone: 770-319-4823  Telephone: 770-319-4823   Telephone: 770-319-4823
               Fax: 770-319-4950        Fax: 770-319-4950         Fax: 770-319-4950




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